Exhibit 99.4
STATEMENT OF OPERATIONS GAAP TO NON-GAAP ADJUSTMENTS BY LINE ITEM
January 1, 2009 — December 31, 2009

	Generic Segment				Brand Segment						(Gain)
				Total Generic				Total Brand			loss on						Total After-
			Sales &	Segment			Sales &	Segment			sale of	Interest		Other	Total Pre-tax		tax
Expense Type	COS	R&D	Marketing	Adjustments	COS	R&D	Marketing	Adjustments	G&A	Amortization	assets	Expense		income	Adjustments	Tax Effect	Adjustments
Amortization	$—	$—	—	$—	$—	$—	$—	$—	$—	$92.6	$—			$—	$92.6	$(33.8)	$58.8
Acquisition and licensing charges	14.2	—	—	14.2	—	3.3	—	3.3	16.7	—	—	2.2	(1)	—	36.4	(7.3)	29.1
Global supply chain initiative	29.3	2.3	0.8	32.4	—	—	—	—	0.1	—	—			—	32.5	(12.0)	20.5
Legal settlements	—	—	—	—	—	—	—	—	24.7	—	—			—	24.7	(9.1)	15.6
Asset sales/impairments	—	—	—	—	—	—	—	—	—	—	2.2			—	2.2	0.5	2.7
(Gain) loss on securities	—	—	—	—	—	—	—	—	—	—	—			1.1	1.1	(0.4)	0.7
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—	—			2.0	2.0	(0.7)	1.3

Totals by Segment and P&L Line Item	$43.5	$2.3	$0.8	$46.6	$—	$3.3	$—	$3.3	$41.5	$92.6	$2.2	$2.2		$3.1	$191.5	$(62.8)	$128.7

Other tax items																(1.9)	(1.9)

							(Gain)
				Total			loss on
			Sales &	Segment			sale of	Interest	Other	Total Pre-tax
	COS	R&D	Marketing	Adjustments	G&A	Amortization	assets	Expense	Income	Adjustments

Totals by P&L Line Item	$43.5	$5.6	$0.8	$49.9	$41.5	$92.6	$2.2	$2.2	$3.1	$191.5	$(64.7)	$126.8

(1) Included within acquisition and licensing charges are interest accretion charges on the following obligations:

Atorvastatin contingent consideration obligation								1.0
Manditorily Redeemable Preferred Stock								1.2

								$2.2